Exhibit 10.56
SUBSCRIPTION AGREEMENT
     This Subscription Agreement (the “Agreement”) is made and entered into as of May 7, 2008 (the “Effective Date”) by and between Clearwire Corporation, a Delaware corporation (“Clearwire”) and CW Investment Holdings LLC, a Washington limited liability company (the “Subscriber”) (Clearwire and Subscriber are referred to herein as the “Parties”). Any capitalized terms not specifically defined in this Agreement shall have the meaning set forth in the Transaction Agreement (which is defined below).
RECITALS
     A. Prior to the execution of this Agreement Clearwire, Sprint Nextel Corporation, a Kansas corporation (“Sprint”), Comcast Corporation, a Pennsylvania corporation (“Comcast”), Time Warner Cable Inc., a Delaware corporation (“TWC”), Bright House Networks, LLC, a Delaware limited liability company (“BHN”), Google Inc., a Delaware corporation (“Google”), and Intel Corporation, a Delaware corporation (“Intel”and together with Comcast, TWC, BHN and Google, the “Investors”), have entered into certain transactions pursuant to a Transaction Agreement, dated as of May 7, 2008 (the “Transaction Agreement”), under which Sprint and Clearwire will combine their respective WiMAX businesses and the Investors will invest capital generally as follows:
     (i) Clearwire will form a wholly owned Delaware corporation (“NewCo”) (as such name may be amended prior to the closing of the Transaction Agreement). NewCo will form a wholly owned Delaware limited liability company (“NewCo LLC”) that will be treated as a disregarded entity for U.S. federal income tax purposes, which in turn will form a wholly owned Delaware limited liability company that will be treated as a disregarded entity for U. S. federal income tax purposes (“Clearwire LLC”);
     (ii) Clearwire will merge with and into Clearwire LLC, pursuant to which all of the shareholders of Clearwire will exchange their Clearwire Common Stock for Class A common stock, par value $0.0001 per share, in NewCo (“Class A Common Stock”);
     (iii) Sprint will form a wholly owned Delaware limited liability company (“Sprint HoldCo LLC”), which in turn will form a wholly owned Delaware limited liability company (“Sprint Sub LLC”), which will hold the Sprint WiMAX business and Sprint HoldCo LLC will contribute all of its limited liability company interests of Sprint Sub LLC to NewCo LLC in exchange for non-voting membership interests in NewCo LLC and Sprint will purchase an equal number of shares of Class B Common Stock, par value $0.0001 per share, in NewCo (“Class B Common Stock”) at par value;
     (iv) following completion of the merger of Clearwire with and into Clearwire LLC and the contribution of Sprint Sub LLC to NewCo LLC, Comcast, TWC, BHN, and Intel will contribute up to $2.7 billion in the aggregate to NewCo LLC in exchange for voting and non-voting membership interests in NewCo LLC; and
     (v) immediately following the receipt by each of Sprint HoldCo LLC and the Investors of voting and non-voting membership interests in NewCo LLC as described in clause

(iv) above, each will contribute to NewCo its respective voting membership interests in NewCo LLC for Class B Common Stock in NewCo; and
     (vi) simultaneously with the investment in subsection (iv) above, Google will purchase from NewCo $500 million of Class A Common Stock.
     B. John Stanton, an affiliate of Subscriber, has been asked by Sprint and has agreed to serve as a director of NewCo.
     C. Subscriber desires to enter into this Agreement to subscribe for, and Clearwire desires to cause NewCo to issue to Subscriber, the number of shares of NewCo’s Class A Common Stock set forth below at such time as such shares may become available for issuance.
     NOW, THEREFORE, in consideration of the foregoing recitals, the Parties to this Agreement agree as follows:
     1. Subscription. Subscriber agrees to subscribe for, and Clearwire agrees to cause NewCo to, and NewCo will issue to Subscriber, Class A Common Stock in accordance with the terms and conditions of this Agreement.
     2. Purchase Price and Number of Shares; Listing.
          2.1 For the aggregate purchase price of $10,000,000 (the “Purchase Price”), Subscriber agrees to subscribe for the number of shares of Class A Common Stock (such number of shares referred to collectively as the “Stock”) equal to the Purchase Price divided by the NewCo Volume Weighted Share Price (as that term is defined in the Transaction Agreement).
          2.2 NewCo will use its best efforts to cause the Stock to be listed, on or prior to the Closing, on each national securities exchange or inter-dealer quotation system on which the outstanding Class A Common Stock is then listed or traded at the time of the Closing; provided, however, if the Stock is not so listed on or before the Closing (as defined below), NewCo will continue to use its best efforts to cause the Stock to be listed.
     3. Payment of the Purchase Price. Upon Closing, Subscriber will pay to NewCo the Purchase Price in immediately available funds by wire transfer in accordance with the wiring instructions provided by NewCo against delivery of the Stock as evidenced by a stock certificate.
     4. Closing. The closing of this subscription (the “Closing”) shall occur, if at all, on the first business day following the Adjustment Date, as provided in the Transaction Agreement, or as soon thereafter as reasonably practicable as mutually agreed to by the Parties.
     5. Closing Conditions.
          5.1 The obligations of the Parties as set forth in this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:
          (a) The closing of the transactions contemplated by the Transaction Agreement; and

          (b) The determination of the NewCo Volume Weighted Share Price in accordance with the provisions of the Transaction Agreement.
          5.2 The obligations of Subscriber set forth in this Agreement are subject to fulfillment at or before the Closing of each of the following conditions:
          (a) The representations and warranties of Clearwire and NewCo, as applicable, will be true and correct in all material respects as of the Closing as though made at and as of the Closing (except the representations and warranties that by their terms speak only as of an earlier date, which shall be true and correct as of such earlier date) and Clearwire and NewCo will have performed and complied in all material respects with all of their covenants and agreements required by this Agreement to be performed or complied with by them prior to or at the Closing;
          (b) The execution of all Parties (other than Subscriber) of a Joinder to the Registration Rights Agreement attached hereto as Exhibit A (the “Joinder”);
          (c) The Transaction Agreement and all other agreements to be executed pursuant to the closing of the transactions contemplated by the Transaction Agreement will have been executed and delivered by the parties thereto in the form, without any material amendment, modification, or waiver of any provision thereof, as the copies of those agreements which have been provided to Subscriber, and the Transaction Agreement and all of such other agreements, together with all amendments, modifications, and waivers thereto, shall have been delivered to Subscriber;
          (d) As of the closing of the transactions contemplated under the Transaction Agreement, other than the Transaction Agreement, the Equityholders Agreement, the Operating Agreement the Registration Rights Agreement and the Ancillary Agreements (none of which Ancillary Agreements shall contain any provisions that materially adversely effect Subscriber or the Stock), there will not be any other agreements or arrangements in effect or contemplated among NewCo or any of its Subsidiaries, on the one hand, and Sprint or any Investor, on the other hand.
          (e) Subscriber will have received a certificate from an officer of NewCo certifying the NewCo Volume Weighted Share Price and the number of shares of Class A Common Stock to be delivered to Subscriber, along with reasonable supporting documentation therefor;
          (f) Subscriber shall have received a stock certificate, duly issued by NewCo, evidencing the Stock; and
          (g) The Stock will have been listed pursuant to Section 2.2.
          5.3 The obligations of Clearwire or NewCo, as applicable, set forth in this Agreement are subject to fulfillment at or before the Closing of each of the following conditions:
          (a) The representations and warranties of Subscriber will be true and correct in all material respects as of the Closing and Subscriber will have performed and complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by Subscriber prior to or at the Closing; and
          (b) Subscriber will have delivered the Purchase Price to NewCo at or prior to the Closing.
     6. Representations and Warranties of Clearwire Regarding NewCo. Clearwire hereby represents and warrants to Subscriber that on the date hereof and on the Closing Date as though made at and as of the Closing (except the representations and warranties that by their terms speak only as of an earlier date, which shall be true and correct as of such earlier date):
          (a) Clearwire on the date hereof is, and prior to Closing, Clearwire will cause NewCo to be, and as of the Closing NewCo will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Clearwire has, and Clearwire will cause NewCo as of the Closing to have, all requisite corporate power and authority to carry on its business as proposed to be conducted.
          (b) All corporate action on the part of Clearwire and NewCo, and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the authorization, issuance, sale and delivery of the Stock being sold hereunder has been taken by Clearwire, and will be taken by NewCo prior to Closing, and this Agreement constitutes the valid and legally binding obligation of Clearwire, and upon Closing will constitute the valid and legally binding obligation of NewCo, enforceable in each instance against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies. The execution, delivery and performance of this Agreement and the Joinder do not conflict with, or constitute a default under, any law, regulation or order or any agreement or arrangement to which Clearwire or NewCo may be as of the Closing a party or by which either may be bound.
          (c) The Stock that is being purchased by Subscriber hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and non-assessable, and will be free of (i) restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws and (ii) encumbrances, liens, charges, restrictions of any kind (other than as set forth in clause (i) of this Section 6(c)), security interests, conditions, rights of first refusal, preemptive rights and similar rights.
          (d) Except as provided in the Transaction Agreement, neither Clearwire nor NewCo or any of their respective Subsidiaries are required to make any filing with or obtain any authorization, consent or approval of any government or governmental agency or any third party to consummate the transactions contemplated by this Agreement.
          (e) No SEC Document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that any such information contained in such filing has been revised, amended, supplemented or superseded by a later filing with the SEC.
     7. Representations and Warranties of Subscriber. Subscriber represents and warrants as follows:
          (a) Subscriber is acquiring the Stock for its own account for investment, not for the interest of any other person, and not with a view to the resale of the Stock to others.
          (b) Subscriber understands that the Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and that Subscriber has no right to require such registration except as set forth in the Joinder.
          (c) Subscriber has such knowledge and experience in financial and business matters that it is capable of seeking out and evaluating the information relevant to evaluating NewCo, the proposed activities thereof, and the merits and risks of the prospective investment, and to make an informed investment decision in connection therewith.
          (d) Subscriber is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to subscribe and perform its obligations hereunder, has taken all limited liability company action necessary to purchase the Stock pursuant to this Agreement, and was not organized for the purpose of acquiring the Stock unless all of its equity owners qualify as accredited investors within the meaning of Regulation D promulgated under the Securities Act.
          (e) Subscriber warrants that Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.
          (f) Subscriber acknowledges that Subscriber has been provided with all other materials and information it has requested, to the extent possessed or obtainable by Clearwire. Subscriber has had the opportunity to ask questions of, and receive answers from, Clearwire, Sprint and their respective officers, employees, and representatives concerning NewCo and the transactions contemplated by the Transaction Agreement.
          (g) Except for the representations and warranties of Clearwire and NewCo in this Agreement, in making a decision to acquire the Stock, Subscriber has relied solely upon its own counsel and independent investigations made by Subscriber. Subscriber is not relying on Clearwire with respect to legal, tax and other economic considerations involved in this transaction.
          (h) All requisite action on the part of Subscriber, its officers, managers and members necessary for the authorization, execution and delivery of this Agreement has been taken, and this Agreement constitutes the valid and legally binding obligations of Subscriber, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

     8. Restricted Securities. Subscriber understands that the Stock has not been, and will not, except in accordance with the Joinder, be registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein. Subscriber understands that the shares of Stock are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Stock indefinitely unless the Stock is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that NewCo will have no obligation to register or qualify the Stock for resale except as set forth in the Joinder. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to NewCo which are outside of Subscriber’s control, and which NewCo is under no obligation and may not be able to satisfy. Subscriber also acknowledges that the certificates representing the Stock shall bear the restrictive legends required under applicable federal and state securities laws; provided that if Subscriber delivers to NewCo an opinion of counsel to NewCo, in a form and substance reasonably acceptable to NewCo, that transfers of some or all of the Stock held by Subscriber do not require registration under the applicable federal and securities laws, NewCo will promptly deliver new certificates for such shares without such legends.
     9. Indemnification. Subscriber, on one hand, and Clearwire, prior to the Closing of the transactions contemplated by the Transaction Agreement, and thereafter, NewCo, on the other hand, will indemnify and hold each other, as well as their respective officers, directors, stockholders, members, agents, attorneys and affiliates (the “Indemnified Parties”) harmless from and against, and will reimburse the Indemnified Parties for, any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any reasonable legal and accounting fees and expenses) (“Losses”) arising out of or based upon any false representation or warranty or breach or failure by Clearwire or NewCo, on one hand, or Subscriber, on the other hand, respectively, to comply with any covenant or agreement made by Subscriber, on one hand, or Clearwire or NewCo, on the other hand, as the case may be, in this Agreement.
     10. Termination. This Agreement shall terminate: (a) automatically upon the termination of the Transaction Agreement; (b) upon the mutual written agreement of the Parties; (c) upon notice by Subscriber to Clearwire or NewCo if the Closing has not occurred by the first anniversary of the Effective Date; and (d) upon notice by Subscriber, on one hand, or Clearwire or NewCo, on the other hand, if the conditions to Closing are incapable of being satisfied and have not been waived by the applicable Party.
     11. MFN. For so long as any member of Subscriber is a director of NewCo (such director shall be referred to as a “Subscriber Designee”), NewCo shall promptly provide Subscriber Designee with a copy of any arrangement, understanding or agreement (each, a “Supplemental Agreement”) (or, in the case of any oral Supplemental Agreement, a detailed summary of the material terms thereof) entered into with or on behalf of any other Founding Stockholder (as such term is defined in NewCo’s Certificate of Incorporation), board member, board observer, or officer of NewCo containing a waiver, supplement to or modification of any of the provisions regarding the allocation of corporate opportunities, competing with the business of NewCo and its subsidiaries or any other matters covered by Article 11 of NewCo’s Certificate of Incorporation (including, any successor provision thereto or any other provisions contained in NewCo’s Certificate of Incorporation from time to time covering such matters). At the option of Subscriber exercisable by Subscriber in its sole discretion upon notice to NewCo by Subscriber, and without any further action on the part of any Founding Stockholder described in clause (8) of the definition thereof contained in NewCo’s Certificate of Incorporation (including any successor provision thereto covering the matters set forth therein) (each a “Subscriber Founding Member”) or NewCo, any Subscriber Designee or Subscriber Founding Members shall be entitled to the benefit of and subject to the requirements of any provisions in any such Supplemental Agreements regarding the allocation of corporate opportunities, competing with the business of NewCo and its subsidiaries or any other matters covered by Article 11 of NewCo’s Certificate of Incorporation (including, any successor provision thereto or any other provisions contained in NewCo’s Certificate of Incorporation from time to time covering such matters) that are more favorable, as a whole, to the Persons party thereto than are set forth in NewCo’s Certificate of Incorporation or pursuant to any other Supplemental Agreements to which Subscriber Designee or Subscriber Founding Member may be subject from time to time.
     12. Tag-Along and Joinder. Subscriber shall have the same “Tag-Along Rights” (and any similar rights) and benefits as a “Tag-Along Equity Holder” for all purposes of the Equityholders’ Agreement, attached as an exhibit to the Transaction Agreement; provided that, notwithstanding anything to the contrary contained herein or in the Equityholders’ Agreement, no amendment, waiver, termination or modification of such rights that adversely affect Subscriber shall be effective on or binding upon Subscriber without Subscriber’s prior consent thereto. At the Closing the Investors and Sprint will execute the Joinder in the form attached hereto as Exhibit A.
     13. Miscellaneous.
          (a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified (with evidence of delivery and postage or other fees paid), (ii) when sent by confirmed facsimile (with facsimile acknowledgement) if sent during normal business hours of the recipient, and if not sent during normal business hours, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their addresses as set forth on below, as the case may be, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section. NewCo will promptly deliver to Subscriber all amendments, waivers, terminations or modifications of the Transaction Agreement, the Equityholders Agreement, Operating Agreement, the Registration Rights Agreement and the charter and bylaws of NewCo attached to the Transaction Agreement and each other document provided to Subscriber in connection with the transaction contemplated hereby and the Transaction Agreement.

          (b) Governing Law; Jurisdiction. This Agreement will be governed by and construed and enforced in accordance with the internal Laws of the State of Delaware without reference to its choice of law rules. Any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may only be brought in the courts of the State of Delaware or the federal courts located in the State of Delaware, and each of the Parties consents to the jurisdiction of the courts (and of the appropriate appellate courts therefrom) in any proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any proceeding in any court or that any proceeding that is brought in any court has been brought in an inconvenient forum. Process in any proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of the court.
          (c) Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by Subscriber and Clearwire.
          (d) No Brokers. Subscriber represents and warrants that Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby, and Subscriber agrees to hold Clearwire and NewCo harmless with respect to any claim for compensation by any person for such services.
          (e) Successors and Assigns. Neither Clearwire nor Subscriber shall have any right to assign or otherwise transfer their respective rights under this Agreement without the prior written consent of the other Party except that (i) Clearwire hereby consents to any assignment by Subscriber of its rights and obligations to any of its Affiliates (as defined in the Transaction Agreement), including without limitation, Trilogy Equity Partners, LLC, and (ii) Subscriber hereby consents to the assignment by Clearwire of all of its rights and obligations under this Agreement to NewCo, upon the closing of the transactions contemplated by the Transaction Agreement. Subject to the foregoing, any attempted assignment or transfer without such prior written consent shall be null and void.
          (f) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be enforceable against the party actually executing such counterpart and all of which together shall constitute one instrument. Facsimile signatures are acceptable as originals.
          (g) Amendment. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.
[Rest of page intentionally left blank]

     The Parties have executed this Agreement as of the date set forth above.

CW INVESTMENT HOLDINGS LLC, a Washington limited liability company
By:
John Stanton, ____________________________

Address:

CLEARWIRE CORPORATION, a Delaware corporation
By:
Benjamin G. Wolff, Chief Executive Officer

Address:

4400 Carillon Point Kirkland, WA 98033 With a copy to: General Counsel Clearwire Corporation 4400 Carillon Point Kirkland, WA 98033
[Signature Page to the Subscription Agreement]

     Agreed and Accepted solely for purposes of Section 12 hereof:

SPRINT NEXTEL CORPORATION
By:
	Name:	Keith O. Cowan
	Title:	President of Strategic Planning and Corporate Initiatives
[Signature Page to the Subscription Agreement]

     Agreed and Accepted solely for purposes of Section 12 hereof:

COMCAST CORPORATION
By:
Name:
Title:
[Signature Page to the Subscription Agreement]

     Agreed and Accepted solely for purposes of Section 12 hereof:

TIME WARNER CABLE INC.
By:
	Name:	Robert D. Marcus
	Title:	Senior Executive Vice President and Chief Financial Officer
[Signature Page to the Subscription Agreement]

     Agreed and Accepted solely for purposes of Section 12 hereof:

BRIGHT HOUSE NETWORKS, LLC
By:
	Name:	Leo Cloutier
	Title:	Vice President, Strategy & Partnership
[Signature Page to the Subscription Agreement]

     Agreed and Accepted solely for purposes of Section 12 hereof:

GOOGLE INC.
By:
Name:
Title:
[Signature Page to the Subscription Agreement]

     Agreed and Accepted solely for purposes of Section 12 hereof:

INTEL CORPORATION
By:
Name:
Title:
[Signature Page to the Subscription Agreement]

Exhibit A
JOINDER AGREEMENT